TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                              INFORMATION STATEMENT
                       REGARDING A SPECIAL MEETING OF THE
                     SHAREHOLDERS OF THE HUDSON RIVER TRUST

                                February 22, 1997


                                     GENERAL

         This information statement is furnished by Transamerica Occidental Life Insurance Company ("Transamerica"), a California stock life insurance company, to owners of its variable life insurance policies and certificates ("Policyowners") who had net premiums allocated to the investment divisions of Transamerica's Separate Account VL (the "Separate Account") on January 15, 1997 (the "Record Date").

         Each Separate Account is registered with the Securities and Exchange Commission as an investment company in unit investment trust form. The assets in each investment division of the Separate Account are invested in series of shares of beneficial interest relating to corresponding portfolios of The Hudson River Trust, a mutual fund (the "Trust").

         Transamerica is required to offer Policyowners the opportunity to instruct Transamerica, as owner of all Trust shares held by the Separate Account, as to how it should vote on three proposals to be considered at the Special Meeting of the Shareholders of The Hudson River Trust referred to in the preceding notice and at any adjournments (the "Special Meeting").

         The proposals to be considered at the Special Meeting are discussed in the Trust's Proxy Statement which is enclosed. Policyowners are urged to read the enclosed Proxy Statement prior to completing the ballot.

         This Information Statement and the accompanying ballot are being mailed to Policyowners on or about February 22, 1997.

                          HOW TO INSTRUCT TRANSAMERICA

         To instruct Transamerica as to how to vote the shares of beneficial interest of the Trust (the "Shares") held in the investment divisions of the Separate Account, Policyowners are asked to promptly mark their voting instructions on the enclosed ballot; then, sign, date and mail it in the accompanying postage-paid envelope.

                  IF A BALLOT IS NOT MARKED TO INDICATE VOTING
                 INSTRUCTIONS BUT IS SIGNED, DATED AND RETURNED,
                     IT WILL BE TREATED AS AN INSTRUCTION TO
                   VOTE THE SHARES FOR EACH OF THE PROPOSALS.

         The number of Shares held in each investment division of the Separate Account for which a Policyowner may provide voting instructions (in the aggregate, "Shares Attributable to Policyowners") was determined as of the Record Date by dividing (i) a policy's Account Value (minus any policy indebtedness) allocable to that division by (ii) the net asset value of one share of the corresponding portfolio of the Trust.

         At any time prior to Transamerica's voting of the Shares held in an investment division of the Separate Account at the Special Meeting, a Policyowner may revoke his or her ballot with respect to that division by written notice to the Secretary of Transamerica or by properly executing a later-dated ballot.

                           HOW TRANSAMERICA WILL VOTE

         The Shares Attributable to Policyowners in each division of the Separate Account for which Transamerica receives no voting instructions in time will be voted by Transamerica for or against approval of a proposal, or as an abstention, in the same proportion as the Shares Attributable to Policyowners for which Transamerica receives voting instructions. Shares attributable to amounts retained by Transamerica in each division of the Separate Account will be voted in the same proportion as votes cast by contractowners of all Shareholders in respect of such division of the Separate Account.

                                  OTHER MATTERS

         Transamerica is not aware of any matters, other than the specified proposals, to be acted on at the Special Meeting. If any other matters come before the Special Meeting, Transamerica will vote the Shares upon such matters in its discretion.

         Ballots may be solicited by employees of Transamerica and its subsidiaries. The solicitation will be by mail and may also be by telephone, telegram or personal interview. Transamerica reserves the right to vote for adjournment of the Special Meeting for the purpose of further solicitation of ballots.



         Please Promptly mark your voting instruction on the enclosed ballot; then sign, date and mail it in the enclosed postage-paid envelope. It is important that your policy, contract or certificate be represented.
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TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

BALLOT

A SEPARATE BALLOT IS PROVIDED FOR EACH HUDSON RIVER TRUST PORTFOLIO IN WHICH YOU CONTRACT VALUES WERE INVESTED AS OF JANUARY 15, 1997. PLEASE SIGN, DATE AND RETURN ALL BALLOTS RECEIVED.

                     Please fold and detach ballot at perforation. Return portion below only.

SPECIAL MEETING OF THE SHAREHOLDERS OF THE HUDSON RIVER TRUST

         The undersigned, the holder of one or more variable life insurance policies or certificates (the "Contracts') whose policy account value is invested in the above-referenced portfolio of The Hudson River Trust (the "Trust"), hereby instructs Transamerica Occidental Life Insurance Company ("Transamerica Occidental") the owner of all shares of the Trust attributable to the Contracts and, therefore, a shareholder of the Trust, to vote as indicated on the reverse side on the specific proposals that will be considered at the Special Meeting of the shareholders of each portfolio of the Trust, or any adjournment thereof, as described the Trust Proxy Statement, and to vote, in its discretion, on such other matters as may properly come before such meeting.
         This Ballot is  solicited by  Transamerica  Occidental  Life  Insurance
Company. Receipt of the Trust Proxy Statement accompanying this Ballot is acknowledged by the undersigned.

PLEASE MARK, SIGN, DATE AND MAIL YOUR BALLOT IN THE ENCLOSED
ENVELOPE

Date:                               1997

If joint owner, each should sign. When signing as executor, trustee, etc. Give full title as such.

--------------------------------------
Signature(s)                                                  TOLIC


PLEASE BE SURE TO SIGN AND DATE THIS BALLOT ON THE REVERSE SIDE.

Please fold and detach ballot at perforation. Return portion below only.

This Ballot, when properly executed, will be voted in the manner directed below by the undersigned.

IF YOU SIGN AND RETURN THIS BALLOT WITHOUT DIRECTING US HOW TO
VOTE, THIS BALLOT WILL BE VOTED FOR EACH OF THE PROPOSALS. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW USING BLUE OR BLACK

INK OR DARK PENCIL.  THE TRUSTEES RECOMMEND THAT SHAREHOLDERS
VOTE FOR THE FOLLOWING PROPOSALS.

1.  Approval of new Investment Advisory Agreement.  For      Against    Abstain

2.  Election of Trustees of the Trust.
         Nominees for Trustee:
         Peter D. Noris and Clifford L. Michel
         To withhold authority for either Nominee, print that nominee's name on the line
         below.                              For      Against          Abstain

---------------------------------

3. Approval of Amendment and Restatement of the Trust's Agreement and Declaration of
Trust.                                       For     Against           Abstain


                                                                        TOLIC


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